EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-61230, 333-24063, 333-24067, 333-24069, 333-48791, 333-48793, 333-91053, 333-110467, 333-138531, and 333-151404) of URS Corporation of our report dated March 2, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 2, 2010

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